Exhibit 99.1

Nxt-ID, Inc. Announces Closing of Public Offering of Common Stock and Warrants

Shelton, CT – September 17, 2014 – Nxt-ID, Inc. (Nasdaq: NXTD and NXTDW) (“Nxt-ID” or the “Company”) announced today that it has closed the previously announced underwritten public offering of its common stock and warrants. The Company offered 2,127,273 shares of common stock and 2,127,273 warrants to purchase shares of common stock, at a combined price to the public of $2.75 per share and related warrant. The warrants are exercisable for a period of five years beginning on today’s date at an exercise price of $3.288 per share. Nxt-ID received gross proceeds from the offering, before deducting the underwriting discount and estimated offering expenses payable by Nxt-ID, of approximately $5,850,000.

The Company intends to use the net proceeds received from the offering for general corporate purposes including working capital, product development and marketing activities.

Northland Capital Markets and The Benchmark Company are acting as Co-Book-Running Managers, and Newport Coast Securities Inc. is acting as co-manager for the offering.

The offering was made pursuant to a registration statement on Form S-1 that Nxt-ID filed with the Securities and Exchange Commission ("SEC") and which is effective. A final prospectus supplement containing important information relating to these securities was filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov. Copies of the final prospectus relating to the offering may be obtained from the offices of Northland Capital Markets, 45 South 7th Street, Suite 2000, Minneapolis, MN 55402, (612) 460-4803, or from the above-mentioned SEC website.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nxt-ID Technology

Nxt-ID's innovative MobileBio™ solution mitigates consumer risks associated with mobile computing, m-commerce and smart OS-enabled devices. The company is focused on the growing m-commerce market, launching its innovative MobileBio™ suite of biometric solutions that secure consumers' mobile platforms led by the Wocket™; a next generation smart wallet designed to replace all the cards in your wallet, no smart phone required. The Wocket works anywhere credit cards are accepted and only works with the user’s biometric stamp of approval. www.wocketwallet.com.

NXT-ID's wholly owned subsidiary, 3D-ID LLC, is engaged in biometric identification and has 22 licensed patents in the field of 3D facial recognition http://www.nxt-id.com, http://3d-id.net

For more information, please visit http://www.nxt-id.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Nxt-ID, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.